File: FLGRAD2N.TXT

                                   ENROLLMENT

                                    FORM FOR

                                  TWO SETS OF

                                   TIAA-CREF

                                     GROUP

                                   RETIREMENT

                                    ANNUITY

                                 CERTIFICATES--

                                    ONE SET

                                INSTITUTIONALLY

                                   OWNED WITH

                                DELAYED VESTING

FOR PLANS NOT COVERED BY ERISA

IMPORTANT: Use this enrollment form to enroll in your institution's basic retirement plan only, not for personal tax-deferred savings. It's Easy to Enroll Just complete the enrollment form and return it to your benefits office. Questions? Call our Enrollment Hotline at 1 800 842-2888 8am - 11pm ET weekdays 9/97 edition (FLA.)

INSTRUCTIONS FOR FILLING OUT THE ENROLLMENT FORM

1. PERSONAL INFORMATION

In this enrollment form, you and your refer to the EMPLOYEE. The EMPLOYER is the APPLICANT.
     Your retirement income starting date is when you plan to start receiving TIAA-CREF retirement income. You can change it any time. If you do not select a date or an age, we will assume age 65 when preparing your benefit illustrations.

2. YOUR PREMIUM ALLOCATION
Your institution's retirement plan has two  components  that  provide for:
o Employer Premiums, tax-deferred under Internal Revenue Code Sections 401(a) and 403(a), to be applied to a set of TIAA and CREF Group Retirement Annuity Certificates that provide for delayed vesting, and
o Employee Premiums, remitted on your behalf by your institution on a tax-deferred basis under Section 403(b), to be applied to a separate set of TIAA and CREF Group Retirement Annuity Certificates that provide for full and immediate vesting.
     You can allocate premiums to the TIAA Traditional Annuity, the CREF Stock and Money Market accounts, and to any of the other TIAA and CREF accounts available under your employer's retirement plan. Before allocating money to any account (other than the TIAA Traditional Annuity) please read the current prospectus. Premium allocations have to be in whole percentages and total 100%.
NOTE: TIAA limits transfers from the Real Estate Account to one per calendar month. In the future, TIAA and CREF may restrict transfers from the Real Estate Account or from any of the CREF accounts to one per calendar quarter. TIAA has the right to stop accepting premiums and/or transfers to the Real Estate Account.
     You can change your allocation of future premiums anytime. If your allocation does not total 100%, if it violates any plan limitations, or if we receive your premiums before we receive your enrollment form, any premiums will go to the CREF Money Market Account. Upon receiving a valid allocation, we will apply all future premiums accordingly. For more information, please see the CREF prospectus.

3. YOUR  DESIGNATION OF BENEFICIARY

The beneficiary(ies) named on this enrollment form will be used for all the Group Retirement Annuity Certificates being issued now.
     If you die before annuity payments start, your designated beneficiary(ies) will receive the death benefits, if any, specified by your employer's retirement plan, payable from the certificates' accumulations.
     If no primary beneficiary lives longer than you, any death benefit payable, will go to your contingent beneficiary(ies). For example, a married person with children might name the spouse as primary beneficiary and the children as contingent beneficiaries.
     If you die before annuity payments start, have not named a beneficiary, and leave no spouse, your estate receives any death benefit payable.
     If you leave a spouse, he or she will receive 50% of the value of any death benefit payable under each certificate; the remainder will be paid to your estate.
     If you do not have the date of birth and / or Social Security number for one of your beneficiaries, you can send in this form now and forward the information to us later. The beneficiary designations that you provide on this form will apply only to this contract.
     If you have other TIAA-CREF contracts, you may want to make sure your beneficiary designations reflect your current intentions. For any questions about naming your beneficiary(ies), please call us at 1 800 842-2776.

4. NOTE:
Please read all information and sign where indicated.

If you would like to receive CREF's Statement of Additional Information, which supplements the CREF prospectus, please call 1 800 842-2733, ext. 5509.

CREF
certificates and interests in the TIAA Real Estate Account are distributed by TIAA-CREF Individual & Institutional Services.

Standard GDV/GRA (Non-ERISA) 9/97

FLA. ENROLLMENT FORM FOR TWO SETS OF TIAA and CREF GROUP Retirement Annuity CERTIFICATES--ONE SET PROVIDING FOR DELAYED VESTING (FOR PLANS NOT COVERED BY ERISA) GV/G

Please type or print in ink and provide all  information  requested.

1. PERSONAL INFORMATION

Last Name     First       Middle      n Mr.       n Mrs.      n Ms.     n Other

Mailing Address      Street     City       State       Zip Code       Daytime

Telephone Number      Sex       Date of Birth        Social  Security  Number

Spouse's Name ( )    n M     n F      Mo. Day Yr.        Employing

Institution Campus/Branch Job Title/Position

Your Retirement Income Starting Date   The first day of (Month)

(Year)               , or at the age of .

2. YOUR PREMIUM ALLOCATION

Fill in the amounts you are allocating between employer and employee premiums.

A. Employer Premiums:

TIAA    TIAA    CREF    CREF    CREF     CREF    CREF     CREF     CREF    CREF

Traditional       Real Estate       Stock        Money Market    Social Choice

Bond Market      Global Equities       Growth         Equity Index

Inflation-Linked Bond
%        %        %       %        %        %        %        %       %        %

=        100%
B. Employee Premiums:
%        %        %       %        %        %        %        %       %        %

        =        100%

3. YOUR DESIGNATION OF BENEFICIARY

Name(s) of Primary Beneficiary(ies)      Relationship to You      Date of Birth

Social Security Number

Name(s) of Contingent Beneficiary(ies)     Relationship to You     Date of Birth

Social Security Number

4.
     For the certificate set used for employee premiums, subject to the terms of your employer's retirement plan, you exercise all rights under your annuity certificates. For the certificate set used for employer premiums, subject to the terms of your employer's retirement plan, your employer exercises all rights under your annuity certificates until you become vested under the plan. You
cannot  transfer   accumulations  between  these  sets  of  certificates.
     This enrollment form is for certificates issued under a retirement plan not covered by the Employee Retirement Income Security Act of 1974 (ERISA). Generally, retirement plans other than those of public institutions and certain churches are covered by ERISA. If you are employed at any time by an employer whose retirement plan is covered by ERISA, your benefits from contributions made under that plan will be subject to your spouse's rights. This could affect your beneficiary designation if you have named someone other than your spouse.
     You cannot assign or take loans from these certificates. Distributions before age 591/2, or before termination of service, may be prohibited, limited, and/or subject to substantial tax penalties. Your TIAA certificate allows transfers to CREF from your Traditional Annuity accumulation over a ten-year period and from your Real Estate Account accumulation in a single sum. Cash withdrawals from your Traditional Annuity accumulation are allowed, if permitted by your employer's retirement plan and subject to a surrender charge, only within 120 days after termination of employment. Your CREF certificate may limit, in accordance with the terms of your employer's retirement plan, cash withdrawals, transfers among the CREF accounts and transfers to alternate funding vehicles.
     CREF account accumulations and benefit payments, and Real Estate Account accumulations, are variable and not guaranteed; they depend on the investment performance of these accounts.
     I HAVE READ AND UNDERSTOOD ALL PROVISIONS OF THIS ENROLLMENT FORM. I HAVE RECEIVED A CURRENT CREF PROSPECTUS AND A CURRENT REAL ESTATE ACCOUNT PROSPECTUS.


SIGNED (Employee)                              Date
SIGNED (Applicant) With respect to
Delayed Vesting GRA Certificates               Date

(EMPLOYER'S AUTHORIZED OFFICIAL OR PLAN REPRESENTATIVE)

Signature of Florida Licensed Agent

LIC. NO. 593282667
                                   Code
F4933.2a.1N (10/95) FLA.

Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information, is guilty of a felony of the third degree.

 (C) 1997 Teachers Insurance and Annuity Association o College Retirement Equities Fund

Printed on Recycled Paper

Teachers
Insurance
and
Annuity
Association

College
Retirement
Equities Fund

730 Third Avenue
New York, NY 10017-3206
1 800 842-2733
212 490-9000

Standard GDV/GRA (Non-ERISA) 9/97 FLA.

                                            File: CAGRAD2N.TXT

ENROLLMENT FORM

For Two Sets of TIAA-CREF
Group Retirement Annuity Certificates--
One Set Institutionally Owned
With Delayed Vesting
For Plans Not Covered By ERISA

IMPORTANT: Use this enrollment form to enroll in your institution's basic retirement plan only, not for personal tax-deferred savings.
It's Easy
to
Enroll
Just complete the enrollment form
and return it to your benefits office.
Questions?
Call our Enrollment Hotline at
1 800 842-2888
8am - 11pm ET weekdays
9/97 edition (CA)
Instructions for filling out the ENROLLMENT FORM

1. Personal Information

In this enrollment form, you and your refer to the employee. The employer is the applicant. Your retirement income starting date is when you plan to start receiving TIAA-CREF retirement income. You can change it any time. If you do not select a date or an age, we will assume age 65 when preparing your benefit illustrations.

2. Your premium allocation

Your institution's retirement plan has two components that provide for:
o        Employer Premiums, tax-deferred under Internal Revenue Code Sections

         401(a) and 403(a), to be applied to a set of TIAA and CREF Group Retirement Annuity Certificates that provide for delayed vesting, and

0 Employee Premiums, remitted on your behalf by your institution on a tax-deferred basis under Section 403(b), to be applied to a separate set of TIAA and CREF Group Retirement Annuity Certificates that provide for full and immediate vesting.

You can allocate premiums to the TIAA Traditional Annuity, the CREF Stock and Money Market accounts, and to any of the other CREF accounts available under your employer's retirement plan. Before allocating money to any account (other than the TIAA Traditional Annuity) please read the current prospectus. Premium allocations have to be in whole percentages and total 100%.

NOTE: In the future, CREF may restrict transfers from any of the CREF accounts to one per calendar quarter. You can change your allocation of future premiums anytime. If your allocation does not total 100%, if it violates any plan limitations, or if we receive your premiums before we receive your enrollment form, any premiums will go to the CREF Money Market Account. Upon receiving a valid allocation, we will apply all future premiums accordingly. For more information, please see the CREF prospectus.

CALIFORNIA RESIDENTS PLEASE NOTE: These annuity certificates are issued in California, where the TIAA Real Estate Account is not available. California residents cannot allocate to this account.

3. Your  designation of beneficiary

The beneficiary(ies) named on this enrollment form will be used for all the Group Retirement Annuity Certificates being issued now. If you die before annuity payments start, your designated beneficiary(ies) will receive the death benefits, if any, specified by your employer's retirement plan, payable from the certificates' accumulations. If no primary beneficiary lives longer than you, any death benefit payable, will go to your contingent beneficiary(ies). For example, a married person with children might name the spouse as primary beneficiary and the children as contingent beneficiaries.

If you die before annuity payments start, have not named a beneficiary, and leave no spouse, your estate receives any death benefit payable. If you leave a spouse, he or she will receive 50% of the value of any death benefit payable under each certificate; the remainder will be paid to your estate.

If you do not have the date of birth and / or Social Security number for one of your beneficiaries, you can send in this form now and forward the information to us later. The beneficiary designations that you provide on this form will apply only to this contract. If you have other TIAA-CREF contracts, you may want to make sure your beneficiary designations reflect your current intentions. For any questions about naming your beneficiary(ies), please call us at 1 800 842-2776.

4. NOTE:

Please read all information and sign where indicated. CREF certificates are distributed by TIAA-CREF Individual & Institutional Services. Standard GDV/GRA (Non-ERISA) 9/97 CA ENROLLMENT FORM FOR TWO SETS OF TIAA and CREF GROUP Retirement Annuity CERTIFICATES--ONE SET PROVIDING FOR DELAYED VESTING (FOR PLANS NOT COVERED BY ERISA) GV/G Please type or print in ink and provide all information requested.

         1. Personal Information

         Last Name         First    Middle  n Mr.    n Mrs.    n Ms.    n Dr.

         n Other

         Mailing Address    Street  City    State    Zip Code

         Daytime Telephone Number   Sex     Date of Birth

        Social Security Number    Spouse's Name
         (         )       n  M   n F       Mo.         Day          Yr.
         Employing Institution      Campus/Branch             Job Title/Position

         Your      Retirement      Income      Starting      Date      The

         first      day      of      (Month)
(Year)               , or at the age of     .

         2. Your Premium Allocation Fill in the amounts you are allocating between employer and employee premiums.

         A. Employer Premiums:

         TIAA     TIAA     CREF     CREF    CREF     CREF     CREF     CREF

         CREF    CREF
         Traditional       Real Estate      Stock    Money Market

Social Choice    Bond Market       Global

Equities Growth   Equity Index      Inflation-Linked Bond

                  %        N/A      %       %        %        %        %

 %       %        %        %
=        100%
         B. Employee Premiums:

                  %        N/A      %       %        %        %        %

 %       %        %        %
=        100%
         3. Your Designation of Beneficiary

         Name(s) of Primary Beneficiary(ies)Relationship to You

 Date of Birth    Social Security Number

         Name(s) of Contingent Beneficiary(ies)      Relationship to You

  Date of Birth    Social    Security

Number

4. For the certificate set used for employee premiums, subject to the terms of your employer's retirement plan, you exercise all rights under your annuity certificates. For the certificate set used for employer premiums, subject to the terms of your employer's retirement plan, your employer exercises all rights under your annuity certificates until you become vested under the plan. You cannot transfer accumulations between these sets of certificates.

This
enrollment form is for certificates issued under a retirement plan not covered by the Employee Retirement Income Security Act of 1974 (ERISA). Generally, retirement plans other than those of public institutions and certain churches are covered by ERISA. If you are employed at any time by an employer whose retirement plan is covered by ERISA, your benefits from contributions made under that plan will be subject to your spouse's rights. This could affect your beneficiary designation if you have named someone other than your spouse.

You cannot assign or take loans from these certificates. Distributions before age 591/2, or before termination of service, may be prohibited, limited, and/or subject to substantial tax penalties. Your TIAA certificate allows transfers to CREF from your Traditional Annuity accumulation over a ten-year period and from your Real Estate Account accumulation in a single sum. Cash withdrawals from your Traditional Annuity accumulation are allowed, if permitted by your employer's retirement plan and subject to a surrender charge, only within 120 days after termination of employment. Your CREF certificate may limit, in accordance with the terms of your employer's retirement plan, cash withdrawals, transfers among the CREF accounts and transfers to alternate funding vehicles.

CREF account accumulations and benefit payments, and Real Estate Account accumulations, are variable and not guaranteed; they depend on the investment performance of these accounts. I have read and understood all provisions of this enrollment form. I have received a current CREF prospectus and a current Real Estate Account prospectus.

         Signed (Employee)                                    Date
         Signed (Applicant) With respect to
         Delayed Vesting GRA Certificates                     Date

                  (Employer's Authorized Official or Plan Representative)

If you would like to receive CREF's Statement of Additional Information, which supplements the CREF prospectus, check here. n

                                            Code

F4933.2a.1N (10/95)        CA

(C) 1997 Teachers Insurance and Annuity Association (Degree) College Retirement Equities Fund

Printed on Recycled Paper

Teachers Insurance and Annuity Association

College Retirement Equities Fund

730 Third Avenue
New York, NY 10017-3206

1 800 842-2733
212 490-9000

Standard GDV/GRA (Non-ERISA) 9/97 CA

                                            File: FLGRAD2N.TXT

ENROLLMENT FORM

For Two Sets of TIAA-CREF
Group Retirement Annuity Certificates--
One Set Institutionally Owned
With Delayed Vesting
For Plans Not Covered By ERISA

IMPORTANT: Use this enrollment form to enroll in your institution's basic retirement plan only, not for personal tax-deferred savings.
It's Easy
to
Enroll
Just complete the enrollment form
and return it to your benefits office.
Questions?
Call our Enrollment Hotline at
1 800 842-2888
8am - 11pm ET weekdays
9/97 edition (FLA.)
Instructions for filling out the ENROLLMENT FORM
1. Personal Information

In this enrollment form, you and your refer to the employee. The employer is the applicant. Your retirement income starting date is when you plan to start receiving TIAA-CREF retirement income. You can change it any time. If you do not select a date or an age, we will assume age 65 when preparing your benefit illustrations.

2. Your premium allocation
Your institution's retirement plan has two components that provide for:
0        Employer Premiums, tax-deferred under Internal
         Revenue Code Sections 401(a) and 403(a), to be applied to a set of TIAA and CREF Group Retirement Annuity Certificates that provide for delayed vesting, and

0 Employee Premiums, remitted on your behalf by your institution on a tax-deferred basis under Section 403(b), to be applied to a separate set of TIAA and CREF Group Retirement Annuity Certificates that provide for full and immediate vesting.

You can allocate premiums to the TIAA Traditional Annuity, the CREF Stock and Money Market accounts, and to any of the other TIAA and CREF accounts available under your employer's retirement plan. Before allocating money to any account (other than the TIAA Traditional Annuity) please read the current prospectus. Premium allocations have to be in whole percentages and total 100%.

NOTE: TIAA limits transfers from the Real Estate Account to one per calendar month. In the future, TIAA and CREF may restrict transfers from the Real Estate Account or from any of the CREF accounts to one per calendar quarter. TIAA has the right to stop accepting premiums and/or transfers to the Real Estate Account.

You can change your allocation of future premiums anytime. If your allocation does not total 100%, if it violates any plan limitations, or if we receive your premiums before we receive your enrollment form, any premiums will go to the CREF Money Market Account. Upon receiving a valid allocation, we will apply all future premiums accordingly. For more information, please see the CREF prospectus.

3. Your designation of beneficiary

The beneficiary(ies) named on this enrollment form will be used for all the Group Retirement Annuity Certificates being issued now. If you die before annuity payments start, your designated beneficiary(ies) will receive the death benefits, if any, specified by your employer's retirement plan, payable from the certificates' accumulations. If no primary beneficiary lives longer than you, any death benefit payable, will go to your contingent beneficiary(ies). For example, a married person with children might name the spouse as primary beneficiary and the children as contingent beneficiaries.

If you die before annuity payments start, have not named a beneficiary, and leave no spouse, your estate receives any death benefit payable. If you leave a spouse, he or she will receive 50% of the value of any death benefit payable under each certificate; the remainder will be paid to your estate.

If you do not have the date of birth and / or Social Security number for one of your beneficiaries, you can send in this form now and forward the information to us later. The beneficiary designations that you provide on this form will apply only to this contract. If you have other TIAA-CREF contracts, you may want to make sure your beneficiary designations reflect your current intentions. For any questions about naming your beneficiary(ies), please call us at 1 800 842-2776.

4. NOTE:

Please read all information and sign where indicated.

If you would like to receive CREF's Statement of Additional Information, which supplements the CREF prospectus, please call 1 800 842-2733, ext. 5509.

CREF certificates and interests in the TIAA Real Estate Account are distributed by TIAA-CREF Individual & Institutional Services.

Standard  GDV/GRA  (Non-ERISA)  9/97 FLA.

ENROLLMENT FORM FOR TWO SETS OF TIAA and CREF GROUP Retirement Annuity CERTIFICATES--ONE SET PROVIDING FOR DELAYED VESTING (FOR PLANS NOT COVERED BY ERISA) GV/G Please type or print in ink and provide all information requested.

         1. Personal Information

         Last Name         First    Middle  n Mr.    n Mrs.    n Ms.    n Dr.

 n Other

         Mailing Address    Street  City    State    Zip Code

         Daytime Telephone Number   Sex     Date of Birth     Social Security

Number    Spouse's Name
         (         )       n  M   n F       Mo.         Day          Yr.
         Employing Institution      Campus/Branch             Job Title/Position

         Your      Retirement      Income      Starting      Date      The

 first      day      of      (Month)
(Year)               , or at the age of     .

         2. Your Premium Allocation Fill in the amounts you are allocating between employer and employee premiums.

         A. Employer Premiums:

         TIAA     TIAA     CREF     CREF    CREF     CREF     CREF     CREF

 CREF    CREF
         Traditional       Real Estate      Stock    Money Market

   Social Choice    Bond Market       Global

Equities Growth   Equity Index      Inflation-Linked Bond

                  %        %        %       %        %        %        %

   %       %        %        =
100%

         B. Employee Premiums:

                  %        %        %       %        %        %        %

 %       %        %        =
100%

         3. Your Designation of Beneficiary

         Name(s) of Primary Beneficiary(ies)Relationship to You

  Date of Birth    Social Security Number

         Name(s) of Contingent Beneficiary(ies)      Relationship to You

     Date of Birth    Social    Security

Number

4. For the certificate set used for employee premiums, subject to the terms of your employer's retirement plan, you exercise all rights under your annuity certificates. For the certificate set used for employer premiums, subject to the terms of your employer's retirement plan, your employer exercises all rights under your annuity certificates until you become vested under the plan. You
cannot  transfer   accumulations  between  these  sets  of  certificates.

This enrollment form is for certificates issued under a retirement plan not covered by the Employee Retirement Income Security Act of 1974 (ERISA). Generally, retirement plans other than those of public institutions and certain churches are covered by ERISA. If you are employed at any time by an employer whose retirement plan is covered by ERISA, your benefits from contributions made under that plan will be subject to your spouse's rights. This could affect your beneficiary designation if you have named someone other than your spouse.

You cannot assign or take loans from these certificates. Distributions before age 591/2, or before termination of service, may be prohibited, limited, and/or subject to substantial tax penalties. Your TIAA certificate allows transfers to CREF from your Traditional Annuity accumulation over a ten-year period and from your Real Estate Account accumulation in a single sum. Cash withdrawals from your Traditional Annuity accumulation are allowed, if permitted by your employer's retirement plan and subject to a surrender charge, only within 120 days after termination of employment. Your CREF certificate may limit, in accordance with the terms of your employer's retirement plan, cash withdrawals, transfers among the CREF accounts and transfers to alternate funding vehicles.

CREF account accumulations and benefit payments, and Real Estate Account accumulations, are variable and not guaranteed; they depend on the investment performance of these accounts.

I have read and understood all provisions of this enrollment form. I have received a current CREF prospectus and a current Real Estate Account prospectus.

         Signed (Employee)                                    Date
         Signed (Applicant) With respect to
         Delayed Vesting GRA Certificates                     Date

                  (Employer's Authorized Official or Plan Representative) Signature of Florida Licensed Agent

         LIC. NO. 593282667

                                            Code

F4933.2a.1N (10/95) FLA.

Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information, is guilty of a felony of the third degree.

(C) 1997 Teachers Insurance and Annuity Association (Degree) College Retirement Equities Fund

Printed on Recycled Paper

Teachers Insurance and Annuity Association

College Retirement Equities Fund

730 Third Avenue
New York, NY 10017-3206

1 800 842-2733
212 490-9000

Standard GDV/GRA (Non-ERISA) 9/97 FLA.